Exhibit 99.1

Twist Bioscience Reports Fiscal Fourth Quarter and Full Year Fiscal 2025 Financial Results

— Record revenue of $376.6 million in Fiscal 2025; Increase of 20% over $313.0 million in Fiscal 2024 —

— Record revenue of $99.0 million in Q4FY25; Increase of 17% over $84.7 million in Q4FY24, 11th consecutive quarter of sequential growth —

— Gross margin of 50.7% in FY25; Improvement of 8.1 margin points versus 42.6% in FY24 —

SOUTH SAN FRANCISCO, Calif. -- (November 14, 2025) — Twist Bioscience Corporation (NASDAQ: TWST), a mid-cap growth and value biotech company, today reported financial results and business highlights for the fourth quarter and full year fiscal 2025 ended September 30, 2025.

"We ended the fiscal year with record revenue in the fourth quarter exceeding our guidance. By leveraging our technology, commercial execution and meeting the needs of our customers, we expanded our customer base and grew revenue 20% for the full fiscal year compared to the year prior," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "As we enter fiscal 2026, we begin a new phase of growth for Twist, during which we expect to maintain gross margin above 50%, exit the fourth quarter of fiscal 2026 having achieved adjusted EBITDA breakeven and drive toward sustained and profitable growth."

See "Non-GAAP Information" below for a discussion of the measure adjusted EBITDA.

FISCAL 2025 FINANCIAL RESULTS

•Revenue: Total revenues for fiscal 2025 grew to $376.6 million compared to $313.0 million for fiscal 2024.
◦SynBio revenue grew 17% to $145.0 million for fiscal 2025 compared to $123.5 million for fiscal 2024.
◦NGS revenue grew 23% to $208.1 million for fiscal 2025 compared to $169.1 million for fiscal 2024.
◦Biopharma revenue grew 15% to $23.5 million for fiscal 2025 compared to $20.3 million for fiscal 2024.
•Cost of Revenues: Cost of revenues for fiscal 2025 was $185.6 million compared to $179.6 million for fiscal 2024.
•Gross Margin: Gross margin for fiscal 2025 increased to 50.7% compared to 42.6% for fiscal 2024.

•Research and Development Expenses: Research and development expenses for fiscal 2025 decreased to $80.3 million compared to $90.9 million for fiscal 2024.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for fiscal 2025 were $247.0 million compared to $218.4 million for fiscal 2024.
•Net Loss: Net loss attributable to common stockholders for fiscal 2025 was $77.7 million, or $1.30 per share, compared to $208.7 million, or $3.60 per share, for fiscal 2024.
•Adjusted EBITDA: Adjusted EBITDA for fiscal 2025 was $(46.9) million compared to $(93.5) million in fiscal 2024. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of September 30, 2025, the company had $232.4 million in cash, cash equivalents and short-term investments.

FISCAL 2025 FOURTH QUARTER FINANCIAL RESULTS

•Revenue: Total revenues for the fourth quarter of fiscal 2025 grew 17% to $99.0 million compared to $84.7 million for the same period of fiscal 2024.
◦SynBio revenue grew 17% to $39.5 million for the fourth quarter of fiscal 2025 compared to $33.9 million for the same period of fiscal 2024.
◦NGS revenue grew 16% to $53.0 million for the fourth quarter of fiscal 2025 compared to $45.5 million for the same period of fiscal 2024.
◦Biopharma revenue grew 22% to $6.4 million for the fourth quarter of fiscal 2025 compared to $5.3 million for the same period of fiscal 2024.
•Cost of Revenues: Cost of revenues for the fourth quarter of fiscal 2025 increased to $48.2 million compared to $46.5 million for the same period of fiscal 2024.
•Gross Margin: Gross margin for the fourth quarter of fiscal 2025 increased to 51.3% compared to 45.1% for the same period of fiscal 2024.
•Research and Development Expenses: Research and development expenses for the fourth quarter of fiscal 2025 decreased to $17.0 million compared to $21.1 million for the same period of fiscal 2024.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the fourth quarter of fiscal 2025 were $63.8 million compared to $53.1 million for the same period of fiscal 2024.
•Net Loss: Net loss attributable to common stockholders for the fourth quarter of fiscal 2025 decreased to $27.1 million, or $0.45 per share, compared to $34.7 million, or $0.59 per share, for the same period of fiscal 2024.
•Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of fiscal 2025 was $(7.8) million compared to $(17.0) million for the same period of fiscal 2024. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.

Recent Highlights:

•Shipped products to approximately 3,800 customers in fiscal 2025, versus approximately 3,550 in fiscal 2024.
•Shipped approximately 938,000 genes during fiscal 2025, compared with approximately 772,000 in fiscal 2024.
•Launched the Trinity Freestyle Fast Hybridization workflow for Element's AVITI™ sequencing platforms.
•Launched Twist Oncology DNA Comprehensive Genomic Profiling (CGP) Panel to empower users to identify genomic alterations for a broad set of tumors, guide targeted therapy development and support clinical and translational oncology research.
•Published in Science the peer-reviewed paper, “Strengthening nucleic acid biosecurity screening against generative protein design tools,” led by Microsoft and co-authored with a consortium of scientific and industry experts including the International Gene Synthesis Consortium.
•Appointed Trynka Shineman to board of directors.

Fiscal 2026 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2026. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

Beginning in the first quarter of fiscal 2026, Twist will report its SynBio and Biopharma revenue together under the DNA Synthesis and Protein Solutions umbrella. In addition, Twist will report its NGS revenue under the name NGS Applications.

For the full fiscal year 2026, Twist expects:

•Total revenue in the range of $425 million to $435 million, growth of 13 to 15.5 percent year over year, including:
◦DNA Synthesis and Protein Solutions (previously SynBio and Biopharma) revenue of $194 million to $199 million, growth of 15 to 18 percent
◦NGS Applications (previously NGS) revenue of $231 million to $236 million, growth of 11 to 13.5 percent
•Gross margin to be above 52% for fiscal 2026

For the first quarter, Twist expects:

•Total revenue of $100 to $101 million, growth of approximately 13 to 14 percent compared to the first quarter of fiscal 2025

For the fourth quarter, Twist expects:

•To achieve adjusted EBITDA breakeven for the fourth quarter of fiscal 2026

Non-GAAP Information

This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net loss adjusted to exclude interest income, income tax expense and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted to exclude interest income, income tax expense, depreciation and amortization, other income/expense, net, stock-based compensation expense, impairment of long-lived assets, and other items detailed in the reconciliation table below that we believe are not indicative of our ongoing results. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measures is included at the end of this press release.

A reconciliation of adjusted EBITDA for the fourth quarter of fiscal 2026 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during the fourth quarter of fiscal 2026 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

At Twist Bioscience, we work in service of customers who are changing the world for the better. In fields such as medicine, agriculture, industrial chemicals and defense, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. The faster our customers succeed, the better for all of us, and Twist is uniquely positioned to help accelerate their efforts.

Our innovative silicon-based DNA Synthesis Platform provides precision at a scale that is otherwise unavailable to our customers. Our platform technologies overcome inefficiencies and enable cost-effective, rapid, precise, high-throughput synthesis, sequencing and therapeutics discovery, providing both the quality and quantity of the tools they need to most rapidly realize the opportunity ahead. For more information about our products and services, please visit www.twistbioscience.com.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Fiscal 2026 Financial Guidance,” statements regarding future growth and expansion, revenue and gross margin growth, estimated annual revenues, ability and timing to achieve profitability, ability and timing to achieve adjusted EBITDA breakeven and ability to increase gross margins and Twist’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; the ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development, and customer solutions; the ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist’s costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; risks associated with the spin out of Atlas Data Storage; the ability to maintain and enforce intellectual property protection; uncertainty as to economic and market conditions and the impact of adverse economic conditions; and the ability to obtain financing when necessary. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K expected to be filed with the Securities and Exchange Commission on November 17, 2025. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended September 30,		Twelve months ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Revenues	$99,009	$84,710	$376,572	$312,974
Costs and expenses:
Cost of revenues	$48,172	$46,477	$185,570	$179,625
Research and development	17,014	21,134	80,285	90,852
Selling, general and administrative	63,758	53,143	246,976	218,398
Impairment of long-lived assets	—	—	—	44,930
Total costs and expenses	$128,944	$120,754	$512,831	$533,805
Loss from operations	$(29,935)	$(36,044)	$(136,259)	$(220,831)
Interest income	$2,633	$3,620	$11,364	$15,344
Gain on sale of business	—	—	48,847	—
Other income (expense), net	420	(2,327)	(903)	(2,679)
Income tax (expense) benefit	(256)	96	(719)	(560)
Net loss attributable to common stockholders	$(27,138)	$(34,655)	$(77,670)	$(208,726)
Net loss per share attributable to common stockholders—basic and diluted	$(0.45)	$(0.59)	$(1.30)	$(3.60)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	60,424	58,554	59,808	58,016

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	September 30, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$183,049	$226,316
Short-term investments	49,385	50,083
Accounts receivable, net	57,019	34,903
Inventories	28,309	24,078
Prepaid expenses and other current assets	15,204	11,396
Total current assets	$332,966	$346,776
Property and equipment, net	102,283	102,520
Operating lease right-of-use assets	49,377	58,829
Investment in equity securities	54,337	1,525
Other non-current assets	102,898	104,673
Total assets	$641,861	$614,323
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,094	$1,630
Accrued expenses	23,053	15,104
Accrued compensation	31,288	33,650
Current portion of operating lease liability	13,822	14,805
Other current liabilities	12,149	5,817
Total current liabilities	$91,406	$71,006
Operating lease liability, net of current portion	61,750	70,221
Liability related to the sale of future revenue	15,000	—
Other non-current liabilities	747	407
Total liabilities	$168,903	$141,634
Total stockholders’ equity	$472,958	$472,689
Total liabilities and stockholders’ equity	$641,861	$614,323

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three months ended September 30,		Twelve months ended September 30,
(In thousands)	2025	2024	2025	2024
GAAP net loss	$(27,138)	$(34,655)	$(77,670)	$(208,726)
Add (Deduct) adjustments:
Interest income	(2,633)	(3,620)	(11,364)	(15,344)
Income tax expense	256	(96)	719	560
Depreciation and amortization	6,004	6,656	24,853	31,432
EBITDA	$(23,511)	$(31,715)	$(63,462)	$(192,079)
Add (Deduct) adjustments:
Gain on sale of business	—	—	(48,847)	—
Other income/expense, net	(420)	2,327	903	2,679
Stock-based compensation expense	16,083	12,347	64,459	50,925
Impairment of long-lived assets	—	—	—	44,930
Adjusted EBITDA	$(7,848)	$(17,042)	$(46,947)	$(93,545)